UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2005

CADMUS COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-12954	54-1274108
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)

1801 Bayberry Court, Suite 200 Richmond, Virginia	23226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 287-5680

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On June 22, 2005, Cadmus Communications Corporation (the Company) issued the press release attached hereto as Exhibit 99.1 announcing equipment upgrades to its Publisher Services print platform and Specialty Packaging capabilities.

Use of Non-GAAP Measure

In the press release, the Company has included a non-GAAP financial measure. Specifically, the Company conservatively estimates that the equipment upgrade plan will add an additional $12 to $15 million in EBITDA annually beginning in fiscal year 2007 (the period beginning July 1, 2006). The Company defines EBITDA as earnings before interest, taxes, depreciation, amortization and securitization costs. The Company also excludes the cumulative effect of a change in accounting principle, discontinued operations, debt refinancing expenses, and the impact of restructuring and other charges from the computation of EBITDA.

The Company believes the use of EBITDA provides useful information to investors to assist in understanding the underlying operational performance of the Company. Specifically, EBITDA is a useful measure of operating performance before the impact of investing and financing transactions, providing meaningful comparisons between companies’ earnings power and consistent period-over-period comparisons of the Company’s performance. In addition, the Company uses EBITDA internally to measure its on-going business performance and in reports to bankers to permit monitoring of the Company’s ability to repay outstanding liabilities.

The Company has not provided a comparable GAAP financial measure or reconciled the non-GAAP financial measure to a comparable GAAP financial measure because the non-GAAP financial measure is an estimate based on future projections and it is not possible to project certain future factors that are necessary to compute or reconcile to a comparable GAAP financial measure.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

Exhibit Number	Description
99.1	Press release dated June 22, 2005 announcing equipment upgrades.

Statements contained in this report relating to the Company’s future prospects and performance are “forward-looking statements” that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Factors that could cause actual results to differ materially from management’s expectations include but are not limited to: (1) the overall economic environment, (2) the equity market performance and interest rate environment, which can impact the Company’s pension liability, (3) the Company’s ability to develop and market new capabilities and services to take advantage of technology changes in the publishing process, especially for scientific, technical and medical journals, (4) the Company’s ability to grow revenue and market share in the educational market, (5) significant price pressure in the markets in which the Company competes, (6) the loss of significant customers or the decrease in demand from customers, (7) the Company’s ability to continue to obtain improved efficiencies and lower production costs, (8) the financial condition and ability to pay of certain customers, (9) the Company’s ability to implement and realize the expected benefits associated with the Company’s equipment upgrade program, (10) the Company’s ability to operate effectively in markets outside of North America, and (11) the Company’s ability to realize the tax benefits associated with certain transactions. Other risk factors are detailed from time to time in the Company’s other Securities and Exchange Commission filings. The information provided in this report is provided only as of the date of this report, and the Company undertakes no obligation to update any forward-looking statements made herein.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CADMUS COMMUNICATIONS CORPORATION
(Registrant)

By:	/s/ Paul K. Suijk
Paul K. Suijk
Senior Vice President and Chief Financial Officer

Date: June 22, 2005

Exhibit Index

Exhibit	Description
99.1	Press release dated June 22, 2005 announcing equipment upgrades.